Exhibit 99.1

PublicSq. Values-Aligned Marketplace Announces Growth Milestone; Adds Nearly 300,000 New Consumer Members

in Single Week, Bringing Total to More than One Million

Rises to #2 app on Apple’s App Store during the week of May 23 as more consumers are now using PublicSq. to shop for quality products, services, and exclusive discounts from values-aligned businesses

Growth comes as patriotic Americans push back against retailers and brands viewed as advancing ESG & DEI agendas and instead look to support small businesses and retailers more closely aligned with their own values

WEST PALM BEACH, Fla, June 1, 2023 — PSQ Holdings, Inc. (“PublicSq.”), a leading marketplace of patriotic businesses and consumers, today announced that its consumer member base increased by over 300,000 from May 23, 2023, to the end of May. PublicSq.’s consumer membership grew by more than 40% in a single week, fast-tracking the platform to more than one million consumer members in less than 11 months since its nationwide launch on July 4th, 2022.

The rise in the platform’s consumer membership propelled PublicSq. to the #2 shopping app and the #3 free app in Apple’s App Store last week, ranking above other shopping apps such as Shopify, Target, Amazon, and Walmart.

The surge came at a time when major retailers, including Target, continue to confront public backlash over agendas viewed by many consumers to be overly progressive and highly politicized. PublicSq.’s rapid growth demonstrates strong demand from consumers for a way to shop and support businesses that align with their values. PublicSq. also continues to experience strong growth in businesses joining its platform, with the number of companies signing up for the platform now more than 50,000 strong.

“We are thrilled to celebrate this incredible milestone of reaching one million consumer members in such a short span of time and believe this is further proof that many Americans are tired of corporations advancing DEI and ESG agendas,” added Michael Seifert, Founder and CEO of PublicSq. “In the same week that Target watched its market capitalization drop by $10 billion, our marketplace experienced exponential membership growth. We’re now providing more than one million Americans with a commerce experience that connects them with the largest marketplace of values-aligned small businesses in the nation, and we’re just getting started.”

PublicSq.’s rapid ascent in app store rankings and consumer membership growth is consistent with what PublicSq. believes is an emerging larger paradigm shift in consumer shopping preferences. By offering a values-aligned product-centric shopping experience, PublicSq. is attracting millions of Americans seeking alternatives to retailers and brands that they believe are out of touch.

About PublicSq.

PublicSq. is an app and website that connects patriotic Americans to high-quality businesses that share their values, both online and in their local communities. The primary mission of the platform is to help consumers “shop their values” and put purpose behind their purchases. In less than one year since its nationwide launch, PublicSq. has seen tremendous growth and proven to the nation that the parallel, “patriotic” economy can be a major force in commerce. The platform has over 50,000 businesses from a variety of different industries and over one million consumer members. It is free to join for both consumers and business owners alike, and to learn more, download the app on the App Store or Google Play, or visit PublicSq.com.

Forward-Looking Statements

This press release contains forward-looking statements. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements may include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSq. held by the management team of PublicSq., the future financial condition and performance of PublicSq., and the products and markets and expected future performance and market opportunities of PublicSq. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) changes in the competitive industries and markets in which PublicSq. operates, or plans to operate; (ii) variations in performance across competitors, changes in laws and regulations affecting PublicSq.’s business, (iii) the ability of PublicSq. to implement its business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (iv) the potential inability of PublicSq. to achieve its business and consumer growth and technical development plans, (v) the ability of PublicSq. to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSq. of the intellectual property rights of others, (vi) risk of loss of key influencers, media outlets and promoters of PublicSq.’s business or a loss of reputation of PublicSq. or reduced interest in the mission and values of PublicSq. and the segment of the consumer marketplace it intends to serve and (vii) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and PublicSq. does not assume any obligation to, nor intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless and except as required by law. PublicSq. does not give any assurance that PublicSq. will achieve its expectations.

For Investors:

Longacre Square Partners

IRCLBR@longacresquare.com

For Media:

JCONNELLY

psq@jconnelly.com